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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  May 14, 1996
                                  ------------
                        (Date of earliest event reported)



                   California Community Bancshares Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                             ----------------------
                 (State or other jurisdiction of incorporation)


       0-27856                                 68-0366324
- ------------------------           ---------------------------------
(Commission File Number)           (IRS Employer Identification No.)


555 Mason Street, Suite 200, Vacaville, California 95688
- ----------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)


                        (707) 448-1200
- ----------------------------------------------------------------
              (Registrant's telephone number, including area code)








                                     Page 1
                           Exhibit Index is on page 5.

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Item 5.   Other Events.
          ------------

     On May 14, 1996, Continental Pacific Bank, a California chartered banking corporation ("Continental") and wholly-owned subsidiary of California Community Bancshares Corporation, entered into a Purchase and Assumption Agreement ("Agreement") with Tracy Federal Bank, F.S.B., a federal savings bank ("Tracy").

     The Agreement is attached as an exhibit to this report and is incorporated herein by reference. The following discussion of the Agreement does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference thereto. Unless specified to the contrary herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

     Pursuant to the Agreement, on the Closing Date, which, unless amended by the parties, shall be no later than December 31, 1996, Tracy shall sell, convey, assign, transfer, and deliver to Continental and Continental shall purchase from Tracy all of Tracy's right, title, and interest in and to the assets of a branch office of Tracy located at 2151 Salvio Street, Suite H, Concord, California (the "Branch Office"), including: (1) Tracy's interest in the Branch Office lease, which Continental will obtain by entering into a new lease directly with the lessor; (2) the leasehold improvements which Tracy owns under the current Branch Office lease; (3) all cash on hand and other cash equivalents, excluding savings bond redemption receivables, unremitted money order proceeds, unremitted traveller's check proceeds, savings bond inventory, traveller's check inventory and money order inventory, at the Branch Office on the Closing Date; (4) all obligations incurred by depositors drawing upon insufficient funds in depository accounts domiciled at the Branch Office; (5)(i) loans owing to Tracy which are secured exclusively by savings accounts at the Branch Office, (ii) any overdraft checking balances existing pursuant to formal overdraft protection arrangements, or (iii) any other loans owing to Tracy secured by a savings account or certificate of deposit domiciled at the Branch Office, in each case including accrued interest thereon, through the Closing Date, excluding, however, any obligation of Tracy to advance funds to any borrower under any loan commitment; and (6) Tracy's interests in the Assumed Contracts, the Prepaid Expenses and the Records.

     Pursuant to the Agreement, at the Closing Tracy shall pay to Continental, by wire transfer of immediately available funds, an amount equal to the aggregate of (i) the book value of all the Deposits, including accrued interest thereon, as of 12:01 a.m. on the Closing Date, and (ii) other liabilities assumed by Continental, net of (reduced by) the sum of: (1) the Net Book Value of the Assets other than the Cash on Hand, the Leasehold Improvements and the Personal Property; (2) the amount of the

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Cash on Hand as of the Closing Date; (3) the sum of $46,000, which sum represents the agreed upon value of the Leasehold Improvements and the Personal Property; (4) a deposit base premium equal to the amount which is four percent (4.0%) of the aggregate dollar amount of the Deposits at the Branch Office on the Closing Date excluding, for the purposes of calculating the deposit base premium: (a) the aggregate dollar amount of the deficits in the Negative Balance Accounts as of the Closing Date; (b) all Deposits opened or renewed after the date of the Agreement by a customer who resides outside of Contra Costa County, California; and (c) all Deposits opened or renewed after the date of the Agreement with a maturity of more than twelve (12) months or an interest rate greater than the then-applicable one-year constant maturity treasury rate; provided, however, that in no event shall the aggregate deposit base premium exceed $720,000; and (5) the amount of the Prepaid Expenses.

     In accordance with the terms of the Agreement, Continental shall assume on the Closing Date, various obligations of Tracy with respect to the Branch Office, including: (1) Tracy's duties and obligations with respect to the period commencing on and following the Closing Date under the Assumed Contracts; (2) Tracy's liability for payment of the Deposits plus accrued interest thereon; and
(3) the Accrued Expenses.

   The consummation of the transactions contemplated by the Agreement is subject to the satisfaction, on or before the Closing Date, of certain conditions, including, without limitation, receipt of the approval of various regulatory and governmental agencies.


Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.
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     The following exhibits are filed with this report:

Exhibit Number                          Description
- --------------                          -----------

     2.1                       Purchase and Assumption Agreement
                               between Tracy Federal Bank,
                               F.S.B., and Continental Pacific
                               Bank, dated as of May 14, 1996
                               (without exhibits)

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    California Community Bancshares Corporation



                              by   /s/ Andrew S. Popovich
                                   -----------------------------
                                         Andrew S. Popovich
                                     Executive Vice President
                                     and Chief Administrative
                                     Officer

Dated:  May 23, 1996.

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                                  EXHIBIT INDEX


Exhibit No.                   Description
- -----------                   -----------

   2.1              Purchase and Assumption Agreement
                    between Tracy Federal Bank,
                    F.S.B., and Continental Pacific
                    Bank, dated as of May 14, 1996
                    (without exhibits)


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